                                                                    EXHIBIT 99.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                      )               Chapter 11
                                           )
CVEO CORPORATION,                          )
f/k/a CONVERSE INC.,                       )               Case No. 01-223 (SLR)
                                           )
                           Debtor.         )



                   SECOND AMENDED CHAPTER 11 PLAN, AS MODIFIED

Dated as of April 26, 2002



KASOWITZ, BENSON, TORRES & FRIEDMAN LLP            WILLKIE FARR & GALLAGHER
1633 Broadway                                      787 Seventh Avenue
New York, New York 10019-6799                      New York, New York 10019-6099
(212) 506-1700                                     (212) 728-8000

PACHULSKI, STANG, ZIEHL, YOUNG & JONES, P.C.       RICHARDS, LAYTON & FINGER
919 North Market Street, 16th Floor                One Rodney Square
Wilmington, Delaware 19899-8705                    P.O. Box 551
(302) 652-4100                                     Wilmington, Delaware 19899
                                                   (302) 651-7700

CO-COUNSEL TO THE OFFICIAL                         CO-COUNSEL TO DEBTOR AND
COMMITTEE OF UNSECURED                             DEBTOR IN POSSESSION
CREDITORS






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                     MODIFIED SECOND AMENDED CHAPTER 11 PLAN

     CVEO Corporation, f/k/a Converse Inc., the above-captioned debtor and debtor in possession, and the Official Committee of Unsecured Creditors of CVEO Corporation, f/k/a Converse Inc., hereby jointly propose the following Second Amended Chapter 11 Plan, As Modified, pursuant to section 1121(a), title 11, United States Code:

                                   ARTICLE I.

                              RULES OF CONSTRUCTION

     1.1 In this Plan, unless otherwise provided, capitalized terms shall have the meanings set forth in Article II of this Plan.

     1.2 All capitalized terms used in this Plan and not defined herein, but that are defined in the Bankruptcy Code, shall have the respective meanings ascribed to them in the Bankruptcy Code. All capitalized terms used in this Plan and not defined herein or in the Bankruptcy Code, but that are defined in the Bankruptcy Rules, shall have the respective meanings ascribed to them in the Bankruptcy Rules.

     1.3 The rules of construction used in section 102 of the Bankruptcy Code shall apply to the construction of this Plan, unless superceded herein or in the Confirmation Order; except that the term "or" shall be exclusive.

     1.4 Wherever the Plan provides that an event or action shall occur "on" any date, it shall mean "on, or as soon as reasonably practicable after" such date.

     1.5 The meanings in the Bankruptcy Code and the Bankruptcy Rules shall apply equally to the singular, plural and possessive forms and masculine, feminine and neuter genders of the defined terms.


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     1.6 All of the following definitions are intended to be, and are part of, the substantive provisions of this Plan and shall have the same force and effect as any other provision of this Plan.

                                   ARTICLE II.

                                   DEFINITIONS

     2.1 "Administrative Bar Date" means the date fixed pursuant to Section 3.2 of the Plan by which all Persons asserting Administrative Expense Claims arising in the period from June 1, 2001 through the Confirmation Date, inclusive, must have filed proofs of such Administrative Expense Claims or requests for allowance of such Administrative Expense Claims or be forever barred from asserting such Claims against the Debtor, the Estate, Liquidating CVEO, the Creditors Reserve Trust or the Plan Trustee or their property, or such other date by which proof, or request for allowance, of any such Claim must be filed as may be fixed by order of the Court.

     2.2 "Administrative Expense Claim" means any Claim (other than a Fee Claim) against the Debtor for (a) any cost or expense of administration asserted or arising under section 503(b) and 507(a)(1) of the Bankruptcy Code including, but not limited to, fees or charges assessed against the Estate under chapter 123, title 28, United States Code, or (b) a Claim given the status of an Administrative Expense Claim by Final Order.

     2.3 "Affiliate" shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

     2.4 "Allowed" means with respect to Claims, (a) any Claim against the Debtor, proof of which is timely filed or, by order of the Court, is not or will not be required to be filed, (b) any Claim that has been or is hereafter listed in the Schedules as neither disputed, contingent nor


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unliquidated, and for which no timely proof of claim has been filed, or (c) any
Claim allowed pursuant to this Plan, the Confirmation Order, other Order of the Court or that is set forth on the schedule of Allowed Claims, to be filed by the Debtor at least ten (10) days prior to the Initial Distribution Date; and in the case of (a) and (b) above, as to which either (i) no objection to the allowance thereof, motion to estimate or motion to amend the Schedules has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court and such time period or extension thereof (whether granted prior to or subsequent to the relevant period) has expired,
(ii) such objection, motion to estimate or motion to amend the Schedules has been so interposed and the Claim shall have been allowed by a Final Order (but only to the extent so allowed), or (iii) such objection, motion to estimate or motion to amend the Schedules has been interposed and withdrawn with prejudice.

     2.5 "Allowed Administrative Expense Claim" means an Administrative Expense Claim that is or becomes an Allowed Claim.

     2.6 "Allowed Fee Claim" means a Fee Claim that is or becomes an Allowed Claim.

     2.7 "Allowed General Unsecured Claim" means a General Unsecured Claim that is or becomes an Allowed Claim.

     2.8 "Allowed Priority Non-Tax Claim" means a Priority Non-Tax Claim that is or becomes an Allowed Claim.

     2.9 "Allowed Priority Tax Claim" means a Priority Tax Claim that is or becomes an Allowed Claim.

     2.10 "Allowed Secured Claim" means a Secured Claim that is or becomes an Allowed Claim.





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     2.11 "Allowed Section 510(b) or (c) Claim" means a Section 510(b) or (c)
Claim that is or becomes an Allowed Claim.

     2.12 "Assignment List" means the list, if any, filed by the Debtor not less than ten (10) days prior to the originally scheduled date of the Confirmation Hearing, of the executory contacts and unexpired leases that the Debtor has determined to assume, assume and assign, or conditionally assume and assign pursuant to section 365 of the Bankruptcy Code, as more fully described in
Section 9.1.

     2.13 "Available Cash" means all Cash in possession of the Creditors Reserve Trust on the Effective Date, the Initial Distribution Date or on each Subsequent Distribution Date, less reserves and amounts reasonably necessary to maintain and pay the expenses of the Creditors Reserve Trust and/or to pay Allowed Secured Claims, Allowed Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims as provided herein.

     2.14 "Avoidance Actions" means any actions or proceedings that may be instituted for the recovery of property pursuant to chapter 5 of the Bankruptcy Code (e.g., 11 U.S.C. ss.ss. 542, 544, 547, 548, 549, 550 or 553) or applicable state law, or any claim for equitable subordination under section 510(c) of the Bankruptcy Code.

     2.15 "Bankruptcy Code" means title 11 of the United States Code (11 U.S.C.ss.ss.101 et seq.), as amended from time to time, as applicable to the Case.

     2.16 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure (Fed. R. Bankr. Proc. 1001 et seq.), as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and as applicable to





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the Case, and any Local Rules of the Court, as in effect on the Petition Date and as amended after the Petition Date and as applicable to the Case.

     2.17 "Business Day" means any day other than a Saturday, a Sunday, or any other day on which banking institutions are required or authorized to be closed in New York City by law or executive order.

     2.18 "Case" means the above-captioned chapter 11 case, commenced on January 22, 2001, under case number 01-223 (SLR).

     2.19 "Cash" means legal tender of the United States of America and equivalents thereof.

     2.20 "Claim" shall have the meaning ascribed to such term in section 101(5) of the Bankruptcy Code.

     2.21 "Claimant" means the Holder of a Claim as of the Record Date.

     2.22 "Claims Agent" means Bankruptcy Services LLC, with its principal place of business at 70 E. 55th Street, New York, New York 10022.

     2.23 "Claims Estimation Order" means an order (which may be the Confirmation Order) entered by the Court that estimates the dollar amount of Claims that will ultimately become Allowed Claims in each category of Claims to receive distributions under the Plan and/or establishes any reserves necessary to allow for distributions under the Plan.

     2.24 "Class" means a category of Claims or Interests as provided for in
Article IV of the Plan.

     2.25 "Committee" means the Official Committee of Unsecured Creditors of the Debtor, appointed on January 30, 2001, as such Committee may be reconstituted from time to


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time, and all successors in interest thereto or other Persons to whom the rights and powers of the Committee are assigned, whether pursuant to this Plan or otherwise.

     2.26 "Confirmation Date" means the date the Court issues an order confirming the Plan.

     2.27 "Confirmation Hearing" means the hearing to be held by the Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

     2.28 "Confirmation Order" means the order to be entered by the Court confirming this Plan in accordance with the provisions of the Bankruptcy Code.

     2.29 "Court" means the United States Bankruptcy Court for the District of Delaware and, to the extent jurisdiction is exercised by the United States District Court for the District of Delaware, including the United States District Judges, this definition shall include same.

     2.30 "Creditors Reserve Trust" means the trust established pursuant to the Plan and the Plan Trust Agreement for the benefit of creditors entitled to distributions therefrom under the Plan and consisting, on the Effective Date, of the Creditors Reserve Trust Assets.

     2.31 "Creditors Reserve Trust Assets" means: (i) other than the Pension Plan and all of the Debtor's rights in, to or in respect of the Residual Pension Plan Amount, all of the Estate's assets as of the Effective Date, after payments or distributions to be made on the Effective Date pursuant to the Plan; (ii) the New Common Stock; (iii) the New Note; and (iv) the New Security Agreement; plus any interest, income or dividends with respect thereto, together with any amounts paid or payable thereunder.

     2.32 "Debtor" means CVEO Corporation, f/k/a Converse Inc., the debtor and debtor in possession in the Case.


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     2.33 "Disclosure Statement" means the Disclosure Statement for Second
Amended Chapter 11 Plan, approved by order of the Court dated April 17, 2002.

     2.34 "Disputed Claim" means any Claim (excluding Fee Claims): (a) that has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent; (b) as to which the Debtor or the Committee has filed a timely objection, request to estimate or request to amend the Schedules in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection, request to estimate or request to amend the Schedules has not been withdrawn or determined by a Final Order; (c) that is otherwise disputed by the Debtor, the Committee or any other party in interest in accordance with applicable law, which dispute has not been withdrawn or determined by a Final Order; (d) proof of which is filed in an amount different from the amount listed in the Schedules; or (e) that is not an Allowed Claim.

     2.35 "Effective Date" means the first Business Day on which all conditions to effectiveness of the Plan have been satisfied or waived and on which no stay of the Confirmation Order is in effect.

     2.36 "Estate" means the estate created in the Case pursuant to section 541 of the Bankruptcy Code.

     2.37 "Face Amount" means, as to a particular Claim: (a) if the Holder of such Claim has not filed a proof of Claim with the Court or the Claims Agent, the amount of such Claim set forth in the Schedules; or (b) if the Holder of such Claim has filed a proof of Claim or an Administrative Expense Claim request with the Court or the Claims Agent, the amount stated in such proof of Claim or Administrative Expense Claim request.

     2.38 "Fee Claim" means any Claim against the Debtor of a professional person employed under section 327 or 1103 of the Bankruptcy Code or of an indenture trustee seeking


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compensation or reimbursement of expenses by the Court in accordance with sections 328, 330 and/or 331 of the Bankruptcy Code, and/or which may be entitled to treatment as an Allowed Administrative Expense Claim pursuant to sections 503(b)(2), 503(b)(3)(F), 503(b)(4) or 503(b)(5) and 507(a)(1) of the
Bankruptcy Code.

     2.39 "Final Distribution" means the distribution to be made from the Creditors Reserve Trust upon such time as all of the Creditors Reserve Trust Assets have been reduced to Cash and the Plan Trustee has resolved all Disputed Claims and paid all Fee Claims approved by the Court, subject to further order of the Court.

     2.40 "Final Order" means an order of the Court (or other court of competent jurisdiction) as to which (a) any appeal that has been taken has been determined finally or dismissed and such order has not been reversed, stayed, modified or amended and (b) the time for appeal or for requesting reargument or further review or rehearing has expired and no motion or similar pleading having the effect of tolling or otherwise extending the time to file an appeal or any such request has been filed and not yet determined; provided, however, that the filing of or the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable under the Bankruptcy Rules, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

     2.41 "General Corporation Law" means the General Corporation Law of the State of Delaware, 8 Del. C.ss.102 et. seq.

     2.42 "General Unsecured Claim" means any Claim, or portion thereof, against the Debtor other than (i) a Secured Claim, (ii) an Administrative Expense Claim,
(iii) a Priority Tax Claim, (iv) a Priority Non-Tax Claim, (v) a Section 510(b) or (c) Claim, or (vi) a Fee Claim.

     2.43 "Holder" means a holder of a Claim or Interest.





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     2.44 "Initial Distribution Date" means the date of the first distribution by the Plan Trustee or its designee from the Creditors Reserve Trust to the Holders of Allowed General Unsecured Claims, which shall, subject to Section
11.5 hereof, take place no later than thirty (30) days after the Effective Date.

     2.45 "Insured Claim" means any Claim to the extent such Claim arises prior to the Petition Date from an incident or occurrence that is covered under any of the Debtor's insurance policies, but solely to the extent such Claim is so covered.

     2.46 "Interest" means any ownership interest or right to acquire any ownership interest in the Debtor or any other equity security (as defined in the Bankruptcy Code) in the Debtor.

     2.47 "Liquidating CVEO" means the Debtor from and after the Effective Date.

     2.48 "New Common Stock" means the single share of common stock of Liquidating CVEO to be issued in connection with the Plan on the Effective Date.

     2.49 "New Note" means the note to be issued by Liquidating CVEO in accordance with the Plan and the New Security Agreement on the Effective Date.

     2.50 "New Security Agreement" means the security agreement to be entered into on the Effective Date by Liquidating CVEO and the Plan Trustee on behalf of the Creditors Reserve Trust, in connection with the New Note.

     2.51 "Pension Plan" means the Converse Inc. Retirement Plan, originally established as of January 16, 1945.

     2.52 "Person" shall have the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

     2.53 "Petition Date" means January 22, 2001.

     2.54 "Plan" means this Second Amended Chapter 11 Plan, As Modified, either in its present form or as it may be altered, amended or modified from time to time.


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     2.55 "Plan Trust Agreement" means the agreement, among other things, creating the Creditors Reserve Trust and establishing and setting forth the powers and responsibilities of the Plan Trustee with respect to the Creditors Reserve Trust, to be filed with the Court in substantially final form no later than ten (10) days prior to the originally scheduled date of the Confirmation Hearing.

     2.56 "Plan Trustee" means the fiduciary designated by the Committee no later than ten (10) days prior to the originally scheduled date of the Confirmation Hearing, who shall, among other things, administer the Creditors Reserve Trust in accordance with the Plan, the Plan Trust Agreement, and the Confirmation Order.

     2.57 "Priority Non-Tax Claim" means a Claim, or portion thereof, against the Debtor that is entitled to priority treatment under sections 507(a)(2), (3),
(4), (5), (6), (7) or (9) of the Bankruptcy Code.

     2.58 "Priority Tax Claim" means a Claim, or portion thereof, of a governmental unit against the Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code, but excludes that portion of such Claim to the extent it is a Secured Claim.

     2.59 "Proponents" mean the Debtor and the Committee.

     2.60 "Pro Rata" means, with respect to an Allowed Claim, the same proportion that such Allowed Claim bears to: (a) the aggregate amount of Allowed Claims in the same Class as such Allowed Claim; plus (b) the aggregate Face Amount of all Disputed Claims of such same Class (or amount to be used for these purposes as established by a Claims Estimation Order ), as reduced from time to time as and to the extent that such Disputed Claims become Allowed Claims or are disallowed or expunged; provided, however, that any reference in this definition to


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an Allowed Claim shall exclude the portion of each such Allowed Claim that is an
Insured Claim prior to performing the foregoing calculation.

     2.61 "Record Date" means April 1, 2002 at 5:00 p.m. prevailing Eastern
Time.

     2.62 "Representative" means, with respect to a particular entity, its present and/or former directors, officers, Affiliates, members, employees, agents, representatives, counsel, accountants and/or attorneys, each solely in their respective capacity as such with regard to that entity.

     2.63 "Residual Pension Plan Amount" means the total amount of all payments received from the Pension Plan's trust by or on behalf of Liquidating CVEO as a result of the termination of the Pension Plan following (a) the satisfaction of all "liabilities" (within the meaning of Section 401(a)(2) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), and Section 4044(d)(1) of the Employee Retirement Income Security Act of 1974, as amended) with respect to participants and their beneficiaries under the Pension Plan, and (b) the payment of, or deposit or other provisions with respect to, all administrative fees, costs and other expenses incurred in connection with the administration of the Pension Plan, including the termination of the Pension Plan and payment of any applicable taxes under Tax Code Section 4980 and any other section of the Tax Code. The Court shall determine any disputes concerning the calculation of the foregoing.

     2.64 "Schedules" means the respective schedules of assets and liabilities, as amended, and the respective statements of financial affairs, as amended, filed with the Court by the Debtor on or about April 12, 2001.

     2.65 "Secured Claim" means any Claim, or portion thereof, against the Debtor to the extent such Claim is secured within the meaning of section 506(a) of the Bankruptcy Code.


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     2.66 "Section 510(b) or (c) Claim" means any Claim, or portion thereof, against the Debtor that is subordinated pursuant to section 510(b) or (c) of the Bankruptcy Code.

     2.67 "Subsequent Distribution Date" means the first Business Day, after both the Effective Date and the Initial Distribution Date, at the end of each calendar quarter (e.g., March 31, June 30, September 30, December 31), and such additional or other dates as determined by the Plan Trustee pursuant to the Plan Trust Agreement.

                                  ARTICLE III.

                       UNIMPAIRED AND UNCLASSIFIED CLAIMS

     3.1 Administrative Expense Claims. Administrative Expense Claims are unclassified under the Plan. Each Holder of an Allowed Administrative Expense Claim shall receive (i) to the extent not already paid, Cash on the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date on which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim in the full amount of such Allowed Administrative Expense Claim or (ii) treatment on such other terms as may be mutually agreed upon between the Holder of such Allowed Administrative Expense Claim and the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date; provided, however, that interim and/or final payment of Allowed Administrative Expense Claims approved by the Court shall be paid at the time of and in accordance with such Court approval.

     3.2 Administrative Expense Claim Bar Date. ADMINISTRATIVE EXPENSE CLAIM REQUESTS RESPECTING ADMINISTRATIVE EXPENSE CLAIMS THAT HAVE ARISEN OR WILL ARISE IN THE PERIOD FROM JUNE 1, 2001 THROUGH THE CONFIRMATION DATE, INCLUSIVE, MUST BE FILED AND SERVED PURSUANT TO THE PROCEDURES SET FORTH IN THE CONFIRMATION ORDER AND/OR NOTICE OF


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ENTRY OF CONFIRMATION ORDER OR SUCH OTHER NOTICE, NO LATER THAN THIRTY (30) DAYS
AFTER THE CONFIRMATION DATE (unless an earlier date is set by the Court). Notwithstanding anything herein to the contrary, no Administrative Expense Claim request need be filed for the allowance of any (i) Fee Claims; or (ii) fees of the United States Trustee arising under 28 U.S.C. ss. 1930. Any Persons who fail to file such an Administrative Expense Claim request on or before the deadline referenced above shall be forever barred from asserting such Claim against the Debtor, the Estate, Liquidating CVEO, the Creditors Reserve Trust or the Plan Trustee or their property and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

     3.3 Fee Claims. Fee Claims are unclassified under the Plan. Each Holder of an Allowed Fee Claim shall receive, in Cash, to the extent not already paid, the amounts allowed by the Court (i) on or as soon as practicable following the date upon which the Court order allowing such Allowed Fee Claim is issued or (ii) upon such other terms as may be mutually agreed upon between the Holder of such Allowed Fee Claim and the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date. If, pursuant to the foregoing, any payments are to be made after the Effective Date, such payments shall be made from the Creditors Reserve Trust. Any and all parties requesting allowance and/or payment of a Fee Claim for any period ending on or before the Effective Date from the Debtor or the Creditors Reserve Trust shall file and serve final applications therefor no later than forty-five (45) days after the Effective Date. Any and all parties requesting compensation for services rendered after the Effective Date from the Creditors Reserve Trust shall submit requests for payment therefor directly to the Plan


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Trustee and, subject to the provisions of the Plan Trust Agreement, the Plan
Trustee shall be authorized to make such payments without further Court approval.

     3.4 Priority Tax Claims. Priority Tax Claims are unclassified under the Plan. Each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date, (i) to the extent not already paid, Cash on the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date that such Priority Tax Claim becomes an Allowed Priority Tax Claim in the full amount of such Allowed Priority Tax Claim, (ii) to the extent not already paid, equal annual Cash payments over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim together with interest at an annual fixed rate (which rate shall be set by the Court at the Confirmation Hearing or upon subsequent order of the Court), which payments shall begin on or as soon as reasonably practicable after the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (iii) such other treatment on such other terms as may be mutually agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date. Any Claim or demand for fines or penalties relating to a Priority Tax Claim shall be disallowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such fine or penalty from the Debtor, the Estate, Liquidating CVEO, the Creditors Reserve Trust or the Plan Trustee, or any of their property.


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                                  ARTICLE IV.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     4.1 All Claims and Interests, other than Administrative Expense Claims, Fee Claims and Priority Tax Claims, are classified into the following Classes pursuant to section 1123(a) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that such Claim or Interest qualifies within the description of such different Class.

          (i)   Class 1 Claims. Class 1 contains all Secured Claims.

          (ii)  Class 2 Claims. Class 2 contains all Priority Non-Tax Claims.

          (iii) Class 3 Claims. Class 3 contains all General Unsecured Claims.

          (iv)  Class 4 Claims. Class 4 contains all Section 510(b) or (c)
                Claims.

          (v)   Class 5 Interests. Class 5 contains all Interests.

     4.2 Subclasses for Class 1: For convenience of identification, the Plan describes the Secured Claims in Class 1 as a single Class. This Class consists of separate subclasses, each based on the underlying property purportedly securing such Secured Claims, and each is treated hereunder as a distinct Class for treatment and distribution purposes.

                                   ARTICLE V.

                        IMPAIRMENT OF CLAIMS OR INTERESTS

     5.1 Claims classified in Classes 1, 2, 3 and 4 and Interests classified in Class 5 are impaired under the provisions of the Plan. The Proponents are soliciting acceptances to the Plan from the Claimants in Classes 1, 2 and 3. The Proponents are not soliciting acceptances to the Plan from the Holders of Claims in Class 4 and the Holders of Interests in Class 5 because,


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pursuant to section 1126(g) of the Bankruptcy Code, Class 4 and Class 5 and each member thereof are deemed to have rejected the Plan.

                                  ARTICLE VI.

                        TREATMENT OF CLAIMS OR INTERESTS

     6.1 Treatment of Class 1 (Secured Claims). In full settlement, satisfaction, and payment of Allowed Secured Claims, each Holder of an Allowed Secured Claim shall receive one of the following alternative treatments, at the election of the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date, (i) to the extent not already paid, each Allowed Secured Claim shall be paid in full in Cash on the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date each respective Secured Claim becomes an Allowed Secured Claim,
(ii) all collateral securing each Allowed Secured Claim shall be transferred and surrendered to the Holder of such Allowed Secured Claim, without representation or warranty by or recourse against the Debtor or its affiliates or successors, including Liquidating CVEO and the Creditors Reserve Trust, or (iii) such other treatment as may be mutually agreed upon between each Holder of an Allowed Secured Claim and the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date. Class 1 is impaired and Holders of Allowed Secured Claims in Class 1 are entitled to vote on the Plan. The Proponents are soliciting acceptances to the Plan from the Holders of Claims in Class 1.

     6.2 Treatment of Class 2 (Priority Non-Tax Claims). In full settlement, satisfaction, and payment of Allowed Priority Non-Tax Claims and in accordance with section 1129(a)(9) of the Bankruptcy Code, each Holder of an Allowed Priority Non-Tax Claim shall be paid, at the option of the Debtor, prior to the Effective Date, or Plan Trustee, on or after the Effective Date,


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(i) to the extent not already paid, in full in Cash on the later of the
Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date each respective Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or (ii) treatment on such other terms as may be mutually agreed upon between each Holder of an Allowed Priority Non-Tax Claim and the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date. Class 2 is impaired and Holders of Allowed Priority Non-Tax Claims in Class 2 are entitled to vote on the Plan. The Proponents are soliciting acceptances to the Plan from the Holders of Claims in Class 2.

     6.3 Treatment of Class 3 (General Unsecured Claims). In full settlement, satisfaction, and payment of the Allowed General Unsecured Claims, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of Available Cash. In addition and in connection therewith, Holders of Claims in Class 3 shall be the beneficiaries of the Creditors Reserve Trust. Class 3 is impaired and the Holders of Allowed General Unsecured Claims in Class 3 are entitled to vote on the Plan. The Proponents are soliciting acceptances to the Plan from the Holders of Claims in Class 3.

     6.4 Treatment of Class 4 (Section 510(b) or (c) Claims). Holders of Allowed
Section 510(b) or (c) Claims shall not receive any distribution on account of such Allowed Section 510(b) or (c) Claims. Class 4 is impaired. In accordance with section 1126(g) of the Bankruptcy Code, the Holders of Section 510(b) or
(c) Claims in Class 4 are conclusively presumed to have rejected the Plan. The Proponents are not soliciting acceptances to the Plan from Holders of Class 4 Claims.

     6.5 Treatment of Class 5 (Interests). Holders of Interests shall not receive any distribution on account of such Interests, nor retain any of their legal, equitable or contractual rights in respect of their Interests, which shall be cancelled and shall be of no further force or effect. Class 5 is impaired. In accordance with section 1126(g) of the Bankruptcy Code, the Holders of Interests in Class 5 are conclusively presumed to have rejected the Plan. The Proponents are not soliciting acceptances to the Plan from Holders of Class 5 Interests.

     6.6 Treatment of Insured Claims. That portion of each Allowed Claim that is an Insured Claim shall be paid solely and exclusively: (i) from the proceeds of insurance relating to such Insured Claim as and when such proceeds are received; or (ii) by the applicable insurance carrier to the extent of such insurance. Notwithstanding the foregoing, an Allowed Claim, or any portion thereof, for which insurance coverage may be available shall not be treated as an Insured Claim under the Plan until the Holder of such Allowed Claim has actually received payment from the applicable insurance carrier, its assignee, successor or affiliate (collectively, the "Insurer"), in respect of such Claim or a portion thereof. If the Holder of an Allowed Claim does not receive payment from the applicable Insurer for any reason (other than as a result of the Holder's willful misconduct or gross negligence), distributions under the Plan to such Holder, if any, shall not be reduced on account of the insured portion of such Claim; provided, that as a condition to any distribution to the Holder of an Allowed Claim, all or some of which may be covered by insurance, the Holder of such Claim shall be deemed to have assigned to the Plan Trustee such Holder's right to receive payments on the Claim from the Insurer to the extent of the distribution under the Plan and shall pay to the Plan Trustee any amounts paid by the Insurer to or on behalf of such Holder to the extent of the distribution (except to the extent such amounts have been paid by the Insurer to the Plan Trustee). If a Holder reasonably determines to abandon attempts to collect insurance from an Insurer, the Holder shall give 10 Business Days' notice thereof to the Plan Trustee and at the expiration of such notice period may abandon attempts to collect such amounts from the Insurer and the Plan Trustee shall thereupon be entitled to all rights of the Holder against the Insurer with respect to such amounts.

                                  ARTICLE VII.

                       ACCEPTANCE OR REJECTION OF THE PLAN

     7.1 Voting. Acceptance of the Plan by a Claimant shall constitute consent to all provisions of the Plan and to the treatment thereunder to Claimant and to all other creditors and Interest Holders. Only Holders of Claims that are allowed claims as provided under the Court's voting procedures order in impaired Classes receiving distributions under the Plan are entitled to vote on the Plan. All Claimants entitled to vote on the Plan may vote by appropriately executing a ballot in accordance with the voting procedures approved by the Court and/or described in the Disclosure Statement. An impaired Class of Claims shall have accepted the Plan if the Holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the claims entitled to vote and actually voting in such Class have voted to accept the Plan.

     7.2 Cramdown. The Proponents request that the Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Class 4 and Class 5. The Proponents reserve the right to request at the Confirmation Hearing that the Court confirm the Plan in the event that any other Class votes to reject the Plan, and the Plan is not withdrawn, as provided herein.

     7.3 Elimination of Classes. Any Class in which there are no Allowed Claims or Claims that the Court deems to be temporarily allowed for voting purposes as of the date of commencement of the Confirmation Hearing shall be deemed deleted from the Plan for the purpose of considering the acceptance or rejection of the Plan under section 1129(a)(8) of the Bankruptcy Code.

     7.4 Reservation of Right to Withdraw Plan. The Proponents reserve the right to modify or revoke and withdraw the Plan at any time before the Confirmation Date or, if the Proponents are for any reason unable to consummate the Plan, after the Confirmation Date, at any time until the Effective Date.

                                 ARTICLE VIII.

                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

     8.1 Prosecution of Disputed Claims. Only the Plan Trustee and the Committee, for so long as the Committee exists, shall have the right to object to Claims (other than Fee Claims), including, without limitation, those Claims that are not listed in the Schedules, are listed therein as disputed, contingent or unliquidated in amount, are listed therein at a different amount than asserted in the proof of Claim or subsequently are determined, upon further review by the Debtor, to be listed in an amount and/or classification different from that which is reflected in the Debtor's books and records. Subject to further extension by the Court, the Plan Trustee or the Committee shall file objections to the allowance of Claims (other than Fee Claims) on or before sixty
(60) days after the Effective Date (or such later date as the Court shall approve). The Debtor and the Plan Trustee may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtor previously objected to such Claim or whether the Court has ruled on any such objection. The Court shall retain jurisdiction to estimate any such contingent or unliquidated Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Court, to the extent permissible under the Bankruptcy Code. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Plan Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment or distribution on such Claim.

     8.2 Distribution on Disputed Claims. Other than as provided in Section 3.3 hereof, notwithstanding any provision in the Plan to the contrary, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until such Disputed Claim becomes an Allowed Claim. In the event, and to the extent a Disputed Claim becomes an Allowed Claim after the Effective Date, the Holder of such Allowed Claim shall receive all payments and/or distributions to which such Holder is then entitled under the Plan.

     8.3 Reserve for Disputed Claims. The Plan Trustee shall hold in reserve, for the benefit of each such Holder of a Disputed Claim, Cash in an amount required by order of the Court (including, without limitation, any amount estimated by the Court pursuant to section 502(c) of the Bankruptcy Code, provided that in connection with such estimation, the Court enters a Final Order setting such estimate as the maximum amount of such Claim for purposes of this Plan or established by the Court pursuant to section 105(a) of the Bankruptcy
Code) or, in the absence of such order, Cash equal to the distributions which would have been made to the Holder of such Disputed Claim, if it were an Allowed Claim in the amount asserted on the Effective Date. If and to the extent that a Disputed Claim becomes an Allowed Claim, on the first Subsequent Distribution Date that is at least ten (10) Business Days after such allowance, the Plan Trustee shall distribute to the Holder thereof the amount of Cash to which such Holder is entitled under the provisions of this Plan. If a Disputed Claim is disallowed, in whole or in part, pursuant to a Final Order, on the first Subsequent Distribution Date that is at least ten (10) Business Days after such disallowance, the Plan Trustee on behalf of the Creditors Reserve Trust shall (a) first, reallocate Cash that had been reserved on account of such disallowed Disputed Claim to the Holders of then Allowed and Disputed Claims in such Class, and (b) second, distribute to each Holder of an Allowed Claim in such Class and allocate to the reserves established for remaining Disputed Claims in such Class, Pro Rata, the Cash that has been so reallocated to such Class in accordance with clause (a) of this section.

     8.4 Allocations of Distributions to Allowed Claims. Any distributions received by a Holder of an Allowed Claim shall be allocated first to the principal portion of such Claim (as determined for federal income tax purposes) to the extent thereof, and thereafter to the remaining portion of such Allowed Claim, if any.

     8.5 Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim shall be made at the address of such Holder as set forth on the Schedules or on the books and records of the Debtor or its agents, unless the Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim or Administrative Expense Claim request by such Holder that contains an address for such Holder different from the address reflected on such Schedules for such Holder; provided, however, that distributions on account of Allowed Claims with respect to the Debtor's 7% Convertible Subordinated Notes due June 1, 2004 ("Subordinated Note Claims") to holders of such notes shall be made to the indenture trustee of such notes, First Union National Bank (the "Indenture Trustee"); provided, further that distributions on account of Subordinated Note Claims shall be deemed complete upon delivery of such distributions to the Indenture Trustee. In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Plan Trustee has been notified of the then current address of such Holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such Holder without interest; provided, that, in accordance with Section 11.4 hereof, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year after the date such property originally should have been distributed. The Plan Trustee shall have no obligation to attempt to locate any Holder of an Allowed Claim other than by reviewing their books and records (including any proofs of Claim or Administrative Expense Claim requests filed against the Debtor).

                                  ARTICLE IX.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     9.1 Assumption or Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code, the Debtor shall be deemed to have rejected all pre-Petition Date executory contracts and unexpired leases to which the Debtor is a party except, (i) executory contracts or unexpired leases that have been assumed, rejected or assumed and assigned by the Debtor or which are the subject to a motion or notice (in accordance with the order, dated April 12, 2001 approving, among other things, certain procedures with regard to the assumption, assumption and assignment, and rejection of executory contracts and unexpired leases) of the Debtor seeking to reject, assume or assume and assign (with the final disposition of those contracts or leases to be provided for either in an order granting or denying the motion or upon expiration of the applicable notice period without objection relating to the notice; if such motion or notice is withdrawn, then those leases and contracts shall be rejected in accordance with this section) pursuant to section 365 of the Bankruptcy Code before the entry of the Confirmation Order, and (ii) any executory contract or unexpired lease set forth on the Assignment List, which shall provide for either (x) the immediate assumption, or assumption or assignment, of such executory contract or unexpired lease, or (y) conditional assumption, subject to the subsequent assignment of such executory contract or unexpired lease on or before ninety (90) days after the Effective Date, as if such assignment occurred prior to the Confirmation Date under section 365 of the Bankruptcy Code; provided, however, that this ninety (90) day period may be extended by the Plan Trustee upon five (5) days written notice made at any time prior to the expiration of such period or an extension thereof to the Court and any non-Debtor parties to extant executory contracts and unexpired leases. Notwithstanding anything herein to the contrary, the Proponents reserve the right, at any time prior to ninety
(90) days after the Effective Date, to delete any executory contract or unexpired lease listed on the Assignment List, thus providing for its rejection as provided herein. The Plan Trustee will provide notice of any amendments to the Assignment List to the parties to the executory contracts or unexpired leases affected thereby. Any rejection of any executory contract or unexpired lease, even if such rejection takes place after the Effective Date as provided above, shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted by an order entered prior to the Confirmation Date. The Assignment List shall be filed with the Court no later than ten (10) days before the originally scheduled date of the Confirmation Hearing. Listing a contract or lease on the Assignment List shall not constitute an admission by the Debtor or the Plan Trustee that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtor, the Estate, Liquidating CVEO, the Creditors Reserve Trust or the Plan Trustee have any liability thereunder. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Court shall constitute approval of the foregoing assumptions, assumptions and assignments, and/or rejections pursuant to sections 365 and 1123 of the Bankruptcy Code and any such assumptions, assumptions and assignments, and/or rejections shall be deemed effective as of the Confirmation Date.

     9.2 Bar Date for Rejection Damages. All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases under this Plan (whether or not rejected after the Effective Date), if any, must be filed with the Claims Agent on or before thirty (30) days after the Confirmation Date, except to the extent required to be filed on such other date pursuant to an order of the Court. Any such Claim, proof of which is not filed timely, shall be barred forever from assertion against the Debtor, the Estate, Liquidating CVEO, the Plan Trustee and the Creditors Reserve Trust or any of their property. Unless otherwise ordered by the Court, all such properly filed proofs of Claim shall be, and shall be treated as, General Unsecured Claims.

     9.3 Assumption and Cure. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash within thirty (30) days after the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree; provided, however, the requirement to cure defaults under executory contracts or unexpired leases listed on the Assignment List as conditionally assumed subject to the subsequent assignment of such contracts or leases on or before ninety (90) days after the Effective Date shall not arise until thirty (30) days after such assignment. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made within thirty (30) days following the entry of a Final Order resolving the dispute and approving the assumption, unless otherwise agreed to by the non-Debtor party to such executory contract or unexpired lease and the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date. Notwithstanding anything herein to the contrary, with respect to any executory contract or unexpired lease the amount or manner of cure of which is disputed, the Debtor or the Committee, prior to the Effective Date, or the Plan Trustee or the Committee, on or after the Effective Date, may file a motion seeking to reject such contract or lease at any time.

                                   ARTICLE X.

                           IMPLEMENTATION OF THE PLAN

     10.1 Creditors Reserve Trust. On the Effective Date: (i) the Creditors Reserve Trust shall be deemed established; (ii) the Creditors Reserve Trust shall be vested with all of the Debtor's and/or the Estate's right, title and interest in and to the Creditors Reserve Trust Assets specifically including all Avoidance Actions; (iii) the Plan Trustee shall be deemed appointed; (iv) Liquidating CVEO and the Plan Trustee, on behalf of the Creditors Reserve Trust, shall execute the New Security Agreement; (v) Liquidating CVEO shall issue the New Common Stock and the New Note to the Plan Trustee for the benefit of the Creditors Reserve Trust; and (vi) on the Effective Date, the Plan Trustee (on behalf of itself and the Creditors Reserve Trust) and the Committee shall enter into the Plan Trust Agreement. The Creditors Reserve Trust shall be administered by the Plan Trustee in accordance with the Plan, Plan Trust Agreement, and the Confirmation Order. The Plan Trustee shall be designated by the Committee no later than ten (10) days prior to the originally scheduled date of the Confirmation Hearing. Such designation shall set forth the identity and affiliations of such individual and shall be consistent with the interests of creditors and Interest Holders, and with public policy. The nature of any compensation of the Plan Trustee shall be set forth in the Plan Trust Agreement. Notwithstanding anything in the Plan to the contrary, the Plan Trustee, on behalf of the Creditors Reserve Trust, shall, subject to Section
11.5 hereof, make a distribution on the Initial Distribution Date. The Plan Trustee shall have the following responsibilities and powers:

     A. Responsibilities. The responsibilities of the Plan Trustee shall include acting as trustee for and maintaining the Creditors Reserve Trust; liquidating Creditors Reserve Trust Assets; prosecuting objections to and estimations of Claims; calculating and implementing all distributions from the Creditors Reserve Trust in accordance with the Plan; filing all required tax returns and paying taxes and all other obligations on behalf of the Creditors Reserve Trust from funds therein; petitioning the Delaware Court of Chancery Court for the appointment of receiver for Liquidating CVEO pursuant to Section 291 of the General Corporation Law; and such other responsibilities as may be vested in the Plan Trustee pursuant to the Plan, the Plan Trust Agreement, the Confirmation Order or other Court order.

     B. Powers. The powers of the Plan Trustee shall include, without Court approval in each of the following cases (unless otherwise indicated), the power to invest funds in, and withdraw, make distributions and pay taxes owed by the Creditors Reserve Trust (or, to the extent necessary, by the Debtor, including any taxes relating to the Pension
          Plan), and to pay costs and expenses relating to the Pension Plan to the extent not previously paid from the Pension Plan or by the Debtor, and to pay those obligations owed by the Creditors Reserve Trust, in each case, from funds therein in accordance with the Plan; the power to engage employees, independent contractors, and, subject to Court approval, professional persons to assist the Plan Trustee with respect to its responsibilities; the power to dispose of, and deliver title to others of, Creditors Reserve Trust Assets; the power to make distributions in accordance with the Plan, the Confirmation Order and the Plan Trust Agreement, including, without limitation, a Final Distribution; the power to appoint or serve as the sole director of Liquidating CVEO; the power to petition the Delaware Court of Chancery, pursuant to and in accordance with Section 291 of the General Corporation Law, for the appointment of a receiver; the power to serve as receiver of Liquidating CVEO; such other powers as may be vested in or assumed by the Plan Trustee pursuant to the Plan, or the Plan Trust Agreement, the Confirmation Order or other Court order or as may be necessary and proper to carry out the provisions of the Plan or the Confirmation Order; the power to execute consents and to take necessary actions to dissolve the non-Debtor subsidiaries of CVEO Corporation; the power to seek entry of an order of the Court barring further claims against the Creditors Reserve Trust in connection with the distributions made therefrom; the power to seek approval of any transaction made on or after the Effective Date; and the power to seek a final release on behalf of the Plan Trustee, any of its employees and independent contractors of the Creditors Reserve Trust.

     C. Compensation. In addition to reimbursement for reasonable out-of-pocket expenses incurred, the Plan Trustee shall be entitled to reasonable compensation for services rendered on behalf of the Creditors Reserve Trust in an amount and on such terms as may be agreed to by the Proponents and as reflected in the Plan Trust Agreement. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, determined by the Court.

     10.2 Vesting of Assets. Except as otherwise expressly provided in this Plan, on the Effective Date, title to all the assets and property of the Debtor, other than the Pension Plan and the Debtor's rights in, to or in respect of the Residual Pension Plan Amount, shall not revest in Liquidating CVEO and shall not be released or waived. Rather, the Debtor's assets and property, other than the Pension Plan and such rights, shall be deemed vested, without any action on the part of any Person, in and to be the property of the Creditors Reserve Trust. The Pension Plan and such rights shall remain as property of the Estate of Liquidating CVEO, subject to the provisions of the Plan and the Confirmation Order, free and clear of all claims, liens and equity interests arising prior to the Effective Date. Except as otherwise provided in the Plan, the rights afforded in the Plan and the treatment of all Claims and Interests therein shall be in exchange for and in complete satisfaction and release of Claims of any nature whatsoever (including any interest accrued on such Claims) and Interests against the Debtor, its Estate, Liquidating CVE0, the Creditors Reserve Trust, the Plan Trustee or any of their assets or properties. Without limiting the generality of the foregoing, and except as otherwise provided herein, all such assets and property in the possession of any creditor or Interest Holder of the Debtor shall be delivered to the Debtor before, or to the Creditors Reserve Trust on, the Effective Date. The Confirmation Order shall provide that the Plan Trustee shall execute any and all documents necessary for or in connection with the transfer of assets to the Creditors Reserve Trust as contemplated hereby, and, to the extent the Plan Trustee deems necessary or desirable, to cause any of such assets to be transferred into or held or registered in the name of the Plan Trustee on behalf of the Creditors Reserve Trust.

     10.3 Rights of Action. Without limiting the generality of Section 10.2, on the Effective Date, any rights or causes of action accruing to the Debtor, specifically including all Avoidance Actions, shall be deemed transferred to and vested in the Creditors Reserve Trust. In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, the Plan Trustee, as the representative of the Creditors Reserve Trust, may pursue all reserved rights of action for the benefit of the Holders of Allowed General Unsecured Claims. Any distributions provided for in the Plan and the allowance of any Claim for the purpose of voting on the Plan is and shall be without prejudice to the rights of the Plan Trustee to pursue and prosecute any reserved rights of action.

     10.4 New Common Stock. On the Effective Date, pursuant to the Confirmation Order and without any further action by the shareholders, officers or directors of the Debtor or Liquidating CVEO, Liquidating CVEO shall issue a single share of the New Common Stock to the Creditors Reserve Trust.

     10.5 New Note. On the Effective Date, Liquidating CVEO shall issue the New Note to the Creditors Reserve Trust in an amount equal to the Residual Pension Plan Amount and which shall be secured by all the assets of Liquidating CVEO pursuant to the New Security Agreement. Both Liquidating CVEO and the Plan Trustee, on behalf of the Creditors Reserve Trust, will be authorized to execute the New Note, the New Security Agreement, as applicable, and any other related and necessary documents. The New Note shall be deemed satisfied and/or cancelled upon payment or distribution to the Creditors Reserve Trust of the Residual Pension Plan Amount.

     10.6 Registration Exemption for New Common Stock and New Note. The Confirmation Order shall provide that the issuance of the New Common Stock and the New Note pursuant to the Plan shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

     10.7 Cancellation of Existing Interests. On the Effective Date, and subject to Section 10.4, all existing Interests in the Debtor shall be cancelled.

     10.8 Release of Liens. Except as otherwise specifically provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with the Plan, (i) each Holder of: (a) any Secured Claim; (b) any Claim that is purportedly secured; and/or (c) any judgment, personal property or ad valorem tax, mechanics or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to Liquidating CVEO or the Plan Trustee, as the case may be in accordance with the Plan, any and all property of the Debtor or the Estate that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtor, the Estate, Liquidating CVEO, the Creditors Reserve Trust or the Plan Trustee, be deemed released; and (z) execute such documents and instruments as Liquidating CVEO or the Plan Trustee requires to evidence such Claim Holder's release of such property or lien, and if such Holder refuses to execute appropriate documents or instruments, the Plan Trustee may file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim Holder's rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall vest in Liquidating CVEO or the Creditors Reserve Trust, as applicable, in accordance with the Plan, free and clear of all Claims and interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

     10.9 Corporate Action. On the Effective Date, the authorization of the Plan Trust Agreement, the appointment of the Plan Trustee, the issuance of the New Common Stock and the New Note, the execution of the New Security Agreement, and any and all other matters provided for under the Plan involving corporate action by the Debtor's or Liquidating CVEO's directors, officers and/or shareholders shall be deemed to have occurred and shall be in effect from and after the Effective Date, pursuant to section 303 of the General Corporation Law, without any requirement of further action by the Debtor's or Liquidating CVEO's shareholders, officers and/or directors. On the Effective Date, all agreements entered into pursuant to the Plan shall be valid, binding and in full force and effect, except as otherwise set forth in such agreements. The Proponents will disclose the identity of any directors or officers of Liquidating CVEO at least ten (10) days prior to the originally scheduled date of the Confirmation Hearing.

     10.10 Liquidation Of Liquidating CVEO. Without limiting Section 10.9 of the Plan, (i) on or as soon as reasonably practicable after the Effective Date, and after the issuance of the New Common Stock to the Creditors Reserve Trust pursuant to Section 10.4 of the Plan and any other applicable sections of the Plan, and the cancellation of the existing outstanding shares of common stock of the Debtor pursuant to Section 10.7 of the Plan, the Plan Trustee, on behalf of the Creditors Reserve Trust, shall petition the Delaware Court of Chancery pursuant to and in accordance with 8 Del. C. ss. 291, ss. 279 and the inherent authority of the Delaware Court of Chancery for the appointment of a receiver for Liquidating CVEO (the "Receiver"), (ii) once appointed, the Receiver, as the representative appointed by the Delaware Court of Chancery, pursuant to the authority granted by Section 303 of the General Corporation Law, is authorized and directed to execute on behalf of Liquidating CVEO a certificate of dissolution of Liquidating CVEO complying with the requirements of Section 275(d) of the General Corporation Law and to file such certificate of dissolution with the Secretary of State of the State of Delaware, thereby dissolving Liquidating CVEO, and (iii) the Receiver is authorized and directed to take charge of Liquidating CVEO's property and to execute any and all documents and to take all steps that the Receiver deems necessary or advisable to: (a) dissolve and wind-up the affairs of Liquidating CVEO; (b) terminate the Pension Plan; (c) file required tax returns on behalf of Liquidating CVEO as soon as practicable after termination of the Pension Plan and, as appropriate, seek the Court's determination of tax liability pursuant to section 505 of the Bankruptcy Code and pay any liability in respect of taxes of Liquidating CVEO; and (d) implement the provisions of this Plan and the Confirmation Order and the transactions contemplated thereby in connection with the foregoing.

     10.11 Payment of Pension Plan Surplus. Once Liquidating CVEO is dissolved under the General Corporation Law and after the Pension Plan is terminated in connection with such dissolution proceeding and all applicable administrative and governmental procedures relating to the termination of the Pension Plan have been completed and all obligations to Pension Plan participants and beneficiaries have been satisfied or provided for, and after payment of, or deposit or other provision with respect to all fees, costs and other expenses incurred in connection with the administration of the Pension Plan, the Residual Pension Plan Amount will be paid or distributed to the Creditors Reserve Trust, in satisfaction of the New Note, to be utilized for distributions under the Plan and the Plan Trust Agreement. Upon distribution of the

Residual Pension Plan Amount, the Receiver shall have no further duties or obligations under the Plan. The Court shall determine any dispute concerning the amount to be paid to the Creditors Reserve Trust.

     10.12 Charter. On the Effective Date, Liquidating CVEO shall amend its certificate of incorporation and by-laws to (a) prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, (b) provide for the authorization of the New Common Stock as the sole share of authorized stock of Liquidating CVEO, and (c) shall comply with section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, Liquidating CVEO may amend and restate its certificate of incorporation or by-laws as permitted by the General Corporation Law, subject to the terms and conditions of such documents.

     10.13 Conditions Precedent to Confirmation. The Plan shall not be confirmed unless and until the following conditions shall have been satisfied or waived by the Debtor and the Committee:

          o The Confirmation Order will be reasonably acceptable in form and substance to the Debtor and the Committee.

          o All exhibits to the Plan are in form and substance reasonably satisfactory to the Debtor and the Committee.

     10.14 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived in writing by the Debtor and the Committee:

          o The Court shall have entered the Confirmation Order and no stay or injunctions against the consummation of the Plan shall have been issued by a court of competent jurisdiction.

          o Any statutory fees owing the U.S. Trustee shall have been provided for or paid in full.


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

          o All other actions and documents necessary to implement the provisions of the Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

          o The Plan Trustee shall have executed the Plan Trust Agreement evidencing the Plan Trustee's agreement to serve in that capacity.

          o The Creditors Reserve Trust shall have been fully vested with all of the Debtor's and/or the Estate's right, title and interest in and to the Creditors Reserve Trust Assets, specifically including all Avoidance Actions, but specifically excluding the Pension Plan and the Debtor's rights in, to or in respect of the Residual Pension Plan Amount, in accordance with the Plan and any applicable orders of the Bankruptcy Court with respect thereto.

     10.15 Mootness. The Proponents shall enjoy the benefit of the mootness doctrine with respect to any conditions waived pursuant to the Plan.

     10.16 Effect of Confirmation Order. The Confirmation Order shall be effective and enforceable upon entry thereof and shall not be stayed unless otherwise ordered by the Court.

     10.17 Records. The Plan Trustee shall succeed to the Debtor's rights to originals or copies of all documents and business records of the Debtor including, but not limited to, those necessary to the analysis and prosecution of Avoidance Actions and any other causes of action of the Estate. The Plan Trustee shall maintain the Debtor's books and records until the earlier of: (a) the date of the Final Distribution; (b) five years from the filing of the Debtor's final tax returns, after which said records may be destroyed or otherwise disposed of, provided that 20 days' notice shall be served on the Debtor's Bankruptcy Rule 2002 service list of any intention to destroy or otherwise dispose of documents; or (c) such other date as the Court may approve.

                                   ARTICLE XI.

                                  DISTRIBUTIONS

     11.1 Distribution of Cash. All distributions of Cash pursuant to the Plan shall be made by the Plan Trustee or a duly appointed disbursing agent to the Holders of Allowed Claims entitled to receive Cash under the Plan. All distributions of Cash under the Plan may be made either by check or by wire transfer, at the option of the distributor. Except as otherwise provided in the Plan, all distributions of Cash shall be made on the later of the Effective Date (or, in the case of Available Cash, on the Initial Distribution Date and each Subsequent Distribution Date) or the Business Day which is thirty (30) calendar days after the date upon which such Claim becomes an Allowed Claim, or as soon thereafter as practicable. Except as provided in Section 3.3 hereof, no payments shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is or becomes an Allowed Claim by Final Order.

     11.2 Distributions Under Creditors Reserve Trust. Distributions from the Creditors Reserve Trust shall be made in accordance with the Plan and the Confirmation Order and shall be made on the Initial Distribution Date, each Subsequent Distribution Date, or as otherwise provided herein and/or in the Plan Trust Agreement. Unless otherwise ordered by the Court (which order may be embodied in a stipulation and order agreed to by the Debtor and the Committee), the record date for purposes of determining which Holders of Class 3 Claims are entitled to receive any and all distributions on account of Allowed Claims shall be the Effective Date. Unless otherwise ordered by the Court (which order may be embodied in a stipulation and order agreed to by the Debtor and the Committee), on the Effective Date, the registers with respect to the Subordinated Note Claims shall be deemed closed for purposes of determining whether a Holder of a Subordinated Note Claim is a record holder entitled to the applicable distribution under the Plan. Unless otherwise ordered by the Court (which order may be embodied in a stipulation and order agreed to by the Debtor and the Committee), the Debtor, the Balloting Agent, the Indenture Trustee, the master ballot agents and their respective agents, successors and assigns shall have no obligation to recognize, for purposes of the applicable distribution pursuant to or arising out of the Plan, any Class 3 Claim transferred after the Effective Date. Instead, the Debtor, Balloting Agent, the Indenture Trustee, the master ballot agents and their respective agents, successors and assigns shall be entitled to recognize and deal for distribution purposes with only those record holders as of the Effective Date.

     11.3 Setoffs. The Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date, may, but shall not be required to, set off against any Claim and the payments or distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtor or the Estate may have against the Holder thereof. Neither the failure to do so nor the allowance of any Claim hereunder, for voting or otherwise, shall constitute a waiver or release by the Debtor or the Plan Trustee of any such Claim that the Debtor or Creditors Reserve Trust may have against such Holder.

     11.4 Distribution of Unclaimed Property. Any distribution of property (Cash or otherwise) under the Plan which is unclaimed after one (1) year following the date such property originally should have been distributed shall be forfeited to, and vested in, the Creditors Reserve Trust.

     11.5 De Minimis Distributions. The Plan Trustee shall not have any obligation to make a distribution to a Holder of an Allowed General Unsecured Claim if such distribution would be less than $10.00 (or such other amount ordered by the Court) (the "Threshold Amount") except as provided herein. If, on any Subsequent Distribution Date, the Pro Rata share of Available Cash that otherwise would have been distributed to a Holder of an Allowed General Unsecured Claim is less than the Threshold Amount, the Plan Trustee shall reserve such Holder's Pro Rata share of Available Cash until the first Subsequent Distribution Date on which the amount to be distributed to such Holder is equal to or greater than the Threshold Amount. If, at the time of the Final Distribution, the Pro Rata share of Available Cash then allocable to an Allowed General Unsecured Claim but not paid as a result of the foregoing sentence, is less than the Threshold Amount (taking into account prior amounts reserved under this section for such Claim but not paid), the Plan Trustee shall not be required to make a Final Distribution on account of such Allowed General Unsecured Claim and such Pro Rata share of Available Cash shall be made available for distribution to other Allowed General Unsecured Claims in accordance with the Plan. If, after application of the foregoing, at the time of Final Distribution, the Pro Rata share of Available Cash then allocable to any remaining Allowed General Unsecured Claims would be less than the Threshold Amount for each such Claim, the Plan Trustee shall not be required to make a Final Distribution on account of such Allowed General Unsecured Claims but may donate the Cash to a not-for-profit charitable organization to be chosen by the Plan Trustee, unless otherwise ordered by the Court.

     11.6 Compliance With Tax Requirements.

          (a) In connection with the Plan, to the extent applicable, the Debtor and the Plan Trustee will comply with all Tax Code reporting requirements imposed upon it by any governmental unit with respect to any and all distributions pursuant the Plan, and will be authorized to take any actions that may be necessary or appropriate to comply with such reporting requirements.

          (b) Notwithstanding any other provision of the Plan, each entity receiving a distribution of Cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax Code obligations imposed upon it by any governmental unit on account of such distribution.

          (c) To the extent (and only to the extent) required by applicable law, any applicable federal, state or local withholding taxes may be deducted by the Debtor, or the Plan Trustee from any payments or other distributions made in respect of Allowed Claims.

     11.7 No Recourse. Notwithstanding that a Claim is an Allowed Claim in an amount which exceeds the amount estimated for such Claim under section 502(c) of the Bankruptcy Code and for which, after application of the payment priorities established by this Plan there is insufficient value to provide a recovery equal to that received by other Holders of Allowed Claims in the respective Class, no Claim Holder shall have recourse against the Debtor, the Estate, the Committee, Liquidating CVEO, the Creditors Reserve Trust, the Plan Trustee or any of their respective Representatives or their successors or assigns, or any of their respective property. However, nothing in the Plan shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code. THE COURT'S ENTRY OF A CLAIMS ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

     11.8 Critical Vendor and Other Payments. Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtor pursuant to orders of the Court on account of such Claims. To the extent such payments are not reflected in the Schedules, such Schedules are hereby amended and reduced to reflect that such payments were made. Nothing in this Plan shall preclude the Plan Trustee from paying Claims that the Debtor was authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Confirmation Date.

                                  ARTICLE XII.

                             EFFECTS OF CONFIRMATION

     12.1 Injunction. Except as otherwise expressly provided in the Plan, any and all entities which have held, hold or may hold a Claim or Interest (whether or not a proof of claim or interest with respect thereto has been filed) and any and all successors, assigns or representatives of any of the foregoing shall be precluded and permanently enjoined on and after the Effective Date as against the Debtor, the Estate, the Creditors Reserve Trust, the Plan Trustee or Liquidating CVEO, any and all successors or assigns of any of the foregoing and any of their assets and properties, from (a) commencing or continuing in any manner any claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date, and
(d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due with respect to any Claim, Interest or any other right or claim which they possessed or may possess prior to the Effective Date. Without limiting the foregoing, the Confirmation Order shall provide that section 362(a) of the Bankruptcy Code shall remain in full force and effect through the Effective Date or any other applicable date in accordance with section 362(c) of the Bankruptcy Code and thereafter in accordance with applicable law and/or order of the Court.

                                 ARTICLE XIII.

                            MODIFICATION OF THE PLAN

     13.1 The Proponents may alter, amend, or modify the Plan under section 1127 of the Bankruptcy Code. The Proponents may make any non-material modifications to the Plan at any time prior to the Effective Date. After the Effective Date, the Committee and/or the Plan Trustee may institute proceedings in the Court, as appropriate, to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, or to address such matters as may be necessary to carry out the purposes and effects of the Plan. Notwithstanding any reference herein to the forms of documents to be filed with the Court prior to the Confirmation Hearing, and without limiting the preceding portions of this
Article XIII, the Proponents may make any non-material changes to such forms prior to the Effective Date. Notwithstanding any reference herein to the forms of documents to be filed with the Court prior to the Confirmation Hearing, and without limiting the preceding portions of this Article, the Proponents may make any material revisions to these forms (i) by filing such materially revised forms with the Court prior to the entry of the Confirmation Order, (ii) by notifying on five (5) days notice to any party in interest that is entitled to vote on the Plan and is adversely affected thereby (the failure to object in writing to the Proponents within such notice period shall be deemed to be an acceptance of such modification), or (iii) seeking Court approval thereof.

                                  ARTICLE XIV.

                            RETENTION OF JURISDICTION

     14.1 The Court shall retain and shall have exclusive jurisdiction over the Debtor's Case and any and all proceedings therein including, without limitation, in respect of the following:

       (i) Claims. To determine any and all objections to the allowance of Claims, including Claims arising from the termination of the Pension Plan or any matters affecting the rights among the Debtor and Holders of Claims against or Interests in the Debtor, and to determine any requests to amend the Schedules;

       (ii) Estimation. To determine any and all motions to estimate Claims and to establish reserves therefor, at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

       (iii) Assumption/Rejection. To determine any and all applications for the rejection, assumption or assumption and assignment of executory contracts or unexpired leases to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear and determine and, if need be, to liquidate, any and all Claims arising therefrom;

       (iv) Adversary Proceedings. To determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on the Effective Date or that may be instituted thereafter in connection with any matter or rights of action, specifically including the Avoidance Actions retained pursuant to this Plan;

       (v) Modifications. To consider any modifications of the Plan or related documents, including, without limitation, the Plan Trust Agreement, to cure any defect or omission, or reconcile any inconsistency in the Plan, the Plan Trust Agreement or in any order of the Court;

       (vi) Dispute Resolution. To determine all controversies, suits and disputes that may arise in connection with the interpretation or consummation of the Plan, the Plan Trust Agreement, or the obligations thereunder of the Debtor or any other entities;

       (vii) Compensation. To determine any and all applications for allowance of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code, the Plan or the Plan Trust Agreement;

       (viii) Plan. To hear and determine other issues presented or arising under the Plan, to issue any appropriate orders in aid of execution, implementation or enforcement of the Plan and the Confirmation Order;

       (ix) Taxes. To determine the amount or legality of any tax or any addition to tax, including, but not limited to, any excise tax to be applied to the Pension Plan surplus;

       (x) Dissolution. To determine any and all disputes relating, either directly or indirectly, to the dissolution of Liquidating CVEO; and

       (xi)   Final Decree. To enter a final decree in this Case.

                                  ARTICLE XV.

                            MISCELLANEOUS PROVISIONS

     15.1 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Court at the Confirmation Hearing or otherwise determined in consultation with the Office of the United States Trustee, shall be paid in Cash on or before the Effective Date.

     15.2 Committee. The appointment and existence of the Committee shall terminate on the later of the date on which the Plan is substantially consummated and the date on which all Disputed Claims are resolved or as otherwise ordered by the Court. Any additional or modified powers, responsibilities and/or rights to compensation of the Committee with respect to the Creditors Reserve Trust shall be set forth in the Plan Trust Agreement.

     15.3 Headings. Headings are used in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

     15.4 Binding Effect. Upon entry of the Confirmation Order, the Plan shall be binding upon and inure to the benefit of the Debtor and any successors and assigns and the Holders and their respective successors and assigns, whether or not they voted to accept the Plan. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to distributions under the Plan. The rights afforded in the Plan and the treatment of all Claims and Interests therein shall be in exchange for and in complete satisfaction of all Claims and Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred on such Claims from and after the Petition Date, against the Debtor, the Estate, Liquidating CVEO, the Creditors Reserve Trust, the Plan Trustee or any of their assets, estates, properties or interests in property. Except as otherwise provided in the Plan (i) on the Effective Date, all such Claims against and Interests in, the Debtor shall be satisfied in full, in exchange for the consideration, if any, provided for in the Plan and (ii) all persons and entities shall be precluded from asserting against the Creditors Reserve Trust, the Debtor, the Estate, Liquidating CVEO and the Plan

Trustee, their successors and assigns or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

     15.5 Limitation of Liability. Neither the Debtor, the Committee, nor any of their respective Representatives shall have incurred or shall incur any liability to any Holder of a Claim or Interest or any other entity for any act or omission in connection with, or arising out of, the Case, the Disclosure Statement, the pursuit of approval of the Disclosure Statement, the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and all such persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code and shall be fully protected from liability in acting or in refraining from action in accordance with such advice; provided, however, that this section shall not limit the obligations of any party under the Plan.

     15.6 Revocation or Withdrawal. The Proponents reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Proponents revoke or withdraw the Plan prior to the Effective Date, or if the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver, release, admission or concession of any claims or Claims by or against the Debtor or any other entity or to prejudice in any manner the rights of the Debtor or any entity in any further proceedings involving the Debtor.

     15.7 Notices. Any notice to the Proponents required or permitted to be provided under the Plan, the Confirmation Order or the Disclosure Statement shall be in writing and shall be served by either (i) certified mail, return receipt requested, postage prepaid,
(ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, to be addressed as follows:

                            Liquidating CVEO Corporation, f/k/a CVEO Corporation 790 Turnpike Street, Suite 202
                            North Andover, MA  01845

                            Attention: Mr. David Ferrari

with copies to:
                            WILLKIE FARR & GALLAGHER
                            787 Seventh Avenue
                            New York, New York 10019-6099
                            Attention: Michael Kelly, Esq.

                            and

                            KASOWITZ, BENSON, TORRES & FRIEDMAN LLP
                            1633 Broadway
                            New York, New York 10019-6799
                            Attn: Adam L. Shiff, Esq.

     15.8 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) the laws of the state of Delaware shall govern the construction and implementation of the Plan and, unless otherwise stated therein, any agreements, documents, and instruments executed in connection with the Plan.

     15.9 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtor shall comply with all withholding, reporting, certification and information requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall, to the extent applicable, be subject to any such withholding, reporting, certification and information requirements. Persons entitled to receive distributions hereunder shall, as a condition to receiving such distributions, provide such information and take such steps as the Debtor, prior to the Effective Date, or the Plan Trustee, on or after the Effective Date, may reasonably require to ensure compliance with such withholding and reporting requirements, and to enable the Debtor, prior to the Effective Date, and the Plan Trustee, on or after the Effective Date, to obtain the certifications and information as may be necessary or appropriate to satisfy the provisions of any tax law.

     15.10 Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan may not be taxed under any law imposing a stamp tax or similar tax. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall be ordered and directed, pursuant to the Confirmation Order, to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     15.11 Saturday, Sunday, or Legal Holiday. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment, distribution or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     15.12 Controlling Documents. The provisions of the Plan shall control over any inconsistent provision contained in any other document (except for the Confirmation Order).

     15.13 Post-Confirmation Date Notice. Except as otherwise provided in the Plan, notice of all subsequent pleadings in this Case to be sent after the Confirmation Date shall be limited to those parties set forth in Section 15.7 of the Plan, the United States Trustee and any party known to be directly affected by the relief sought.

     15.14 Reservation of Rights. If the Plan is not confirmed for any reason, the rights of all parties in interest in the Case are and shall be reserved in full. Any concession reflected or provision contained herein, if any, is made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Case shall be bound or deemed prejudiced by any such concession.

     15.15 Counterparts. The Plan may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Dated as of April 26, 2002

                                      Respectfully submitted,

                                      CVEO CORPORATION,
                                      f/k/a CONVERSE INC.

                                      By:      /s/ David Ferrari
                                               ---------------------------------
                                      Its:     Chief Restructuring Officer
                                               ---------------------------------

                                      THE OFFICIAL COMMITTEE OF
                                      UNSECURED CREDITORS OF
                                      CVEO CORPORATION, f/k/a CONVERSE INC.

                                      By:      ITS CHAIRPERSON
                                               Varde Partners, Inc.
                                               3600 West 80th Street, Suite 425
                                               Minneapolis, Minnesota 55431

                                      By:      /s/ Marcia Page
                                               ---------------------------------
                                      Its:     Committee Chairperson
                                               ---------------------------------